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                                  GUARANTY AGREEMENT
                    (Apartment Investment and Management Company)

    WHEREAS, the execution of this Guaranty Agreement is a condition to borrowing from BANK UNITED, a federal savings bank successor by name change to Bank United of Texas, a federal savings bank ("Lender"), making a loan, as may be from time to time modified, extended and renewed, to Castle Rock
Joint Venture, a Texas joint venture ("Borrower"), the aggregate principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), evidenced by that certain Promissory Note described below.

    NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, Apartment Investment and Management Company, a Maryland corporation (the "Guarantor"), hereby irrevocably and unconditionally guarantees to Lender the prompt payment and performance of the Guaranteed Obligations (hereinafter defined), this Guaranty Agreement being upon the following terms:

    1. The term "Guaranteed Obligations," as used herein, includes: (a) that certain Promissory Note dated June 12, 1996, as modified by that certain Modification of Loan Agreement and Loan Documents of even date herewith, in the original principal amount of $5,000,000.00, executed by Borrower and payable to the order of Lender (the "Note"); (b) interest on any of the indebtedness described in (a) preceding; (c) any renewal or extension of the indebtedness described in (a) through (b) preceding, or any part thereof; (d) all other obligations of Borrower to Lender under that certain Loan Agreement dated June 12, 1996, as modified by that certain Modification of Loan Agreement and Loan Documents of even date herewith (the "Loan Agreement"); and (e) and all other obligations of Borrower to Lender under the Loan Documents as that term is described in the Loan Agreement, including, but not limited to, the Deed of Trust as that term is defined in the Loan Agreement.

    2. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty, of payment and performance and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Obligations (other than contingent obligations under indemnification provisions of the Loan Documents), unless otherwise provided herein.

    3. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

    4.   In the Event of Default (as that term is defined in the Loan
Agreement) by Borrower in payment or performance of the Guaranteed
Obligations, or any part thereof, when such Guaranteed Obligations becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Lender upon written demand in lawful money of the United States and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Obligations, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Obligations.

    5. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced, or affected by the occurrence of any reason or event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of
Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of Guarantor hereunder, or the release of any other guarantor from liability for any or all of the Guaranteed Obligations; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any party at any time liable for the payment of any or all of the Guaranteed Obligations;
(d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations that would increase Guarantor's liability; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by Borrower to Lender is determined by a court to constitute a preference under the bankruptcy laws or if for any other reason Lender is required to refund such payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Obligations; (j) the failure of Lender to perfect or


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continue any security interest or lien securing any or all of the Guaranteed
Obligations; or (k) the failure of Lender to preserve, protect, maintain, or insure any collateral securing any or all of the Guaranteed Obligations.

    6.   Guarantor represents and warrants to Lender as follows:

          (a) Guarantor has the power and authority to execute, deliver and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

         (b) To Guarantor's knowledge, the execution, delivery, and performance by Guarantor of this Guaranty Agreement do not and will not violate Guarantor's bylaws, any law or any order of any court, governmental authority or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties is bound.

         (c) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

         (d) All of Guarantor's federal income tax returns for tax year 1995 and all prior years have been filed and the resulting reported tax liability has been paid in full.

    7. Guarantor covenants and agrees that, as long as the Guaranteed Obligations or any part thereof is outstanding (other than contingent obligations under indemnification provisions of the Loan Documents):

         (a) Guarantor will furnish to Lender as soon as available, and in any event on or before April 15, with respect to the preceding calendar year, beginning with the calendar year ending December 31, 1996, and annually thereafter a copy of the financial statements of Guarantor for such fiscal year, including, without limitation, balance sheets (reflecting, without limitation, all contingent liabilities), income statements, statements of changes in financial position (reflecting, without limitation, cash flow changes), and (ii) sixty (60) days after filing, a copy of

    Guarantor's United States income tax return form, as filed with the Internal Revenue Service, together with any and all exhibits and schedules filed in connection therewith. The financial statements and tax return shall be accompanied by a certificate of Guarantor to Lender stating that no default under this Guaranty Agreement and no event which with notice or lapse of time or both would be a default under this Guaranty
    Agreement, or if in Guarantor's opinion a default has occurred, stating in reasonable detail the nature of any such default.

          (b) Guarantor will furnish promptly to Lender written notice of the occurrence of any default under this Guaranty Agreement or an Event of Default under the Loan Documents of which Guarantor has knowledge.

          (c) Guarantor will furnish promptly to Lender such additional information concerning the financial condition of Guarantor as may be required by any law, statute or directive of any governmental agency or authority having jurisdiction over Lender.

    8. All present and future indebtedness of Borrower to Guarantor is hereby subordinated to the Guaranteed Obligations. All sums paid to Guarantor by Borrower following and during the continuation of or resulting in the occurrence of an Event of Default on account of such present and future indebtedness shall be held in trust by Guarantor until such Event of Default is cured to Lender's satisfaction for the benefit of Lender and upon demand shall forthwith be paid to Lender without affecting the liability of Guarantor under this Guaranty Agreement except that all such payments shall be applied to the Guaranteed Obligations. Upon the request of Lender, Guarantor shall execute, deliver, and endorse to Lender such documents and instruments as Lender deems necessary or appropriate to perfect, preserve, and enforce its rights hereunder.

    9. No amendment or waiver of any provision of this Guaranty Agreement nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    10. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations on any of the


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


Guaranteed Obligations shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

    11. This Guaranty Agreement is for the benefit of Lender and its successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns and personal representatives.

    12. Guarantor recognizes that Lender is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making a loan to Borrower under the Loan Documents and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Lender in entering into the Loan Agreement and the Loan Documents.

    13. This Guaranty Agreement is executed and delivered as an incident to a lending transaction performable in Harris County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. Venue in any dispute relating to this Guaranty Agreement, whether in federal or state court, shall be laid in Harris County, Texas.

    14. Guarantor shall pay on demand all reasonable attorneys' fees and all other costs and expenses incurred by Lender in connection with the preparation, enforcement, or collection of this Guaranty Agreement.

    15. Except as herein provided, Guarantor hereby waives promptness, diligence, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of the incurring by Borrower of additional Obligations, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty Agreement.

    16. Guarantor acknowledges that this Guaranty Agreement is executed in connection with the Loan Agreement and that Guarantor is aware of the Obligations of Borrower and the terms thereunder. Guarantor agrees that Lender may exercise any and all rights granted to it under the Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

    17. Guarantor hereby expressly waives any right to trial by jury in any action or legal proceeding arising out of or relating to the Loan Documents on the transactions contemplated thereby or hereby.


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

    18. Guarantor acknowledges and agrees that the value of the consideration received and to be received by Guarantor as a result of Borrower and Lender entering into the Loan Documents and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and the Loan Documents has benefited or may reasonably be expected to benefit Guarantor directly or indirectly.

    19. Notwithstanding anything herein to the contrary, the liability of Guarantor for repayment of the portion of the Guaranteed Obligations consisting of principal evidenced by the Note shall be limited to $1,000,000.00, together with accrued interest on such amounts in accordance with the terms of the Note. For purposes of determining Guarantor's obligations hereunder, all payments made under the Note shall be applied first to accrued, unpaid interest on the Note, then to the portion of the unpaid principal balance of the Note that is not guaranteed hereunder, and the balance, if any, to the portion of the principal balance of the Note that is guaranteed hereunder. If Lender exercises the power of sale described in the Deed of Trust, as defined in the Loan Agreement, all proceeds from such sale shall be applied to Lender's cost of collection, reasonable attorney's fees, court costs and other expenses, then to accrued, unpaid interest on the Note, then to the portion of the unpaid principal balance of the Note that is not guaranteed hereunder, and, finally, to the remaining principal balance of the portion of the Note that is guaranteed hereunder.

    20. In addition to the foregoing, Guarantor shall be personally liable without limitation to Lender, in the amount of any loss, damage or cost incurred by Lender resulting from (1) fraud or intentional misrepresentation by Borrower in connection with obtaining the loan evidenced by the Note or in complying with Borrower's agreements and any other Loan Documents entered into by and between Borrower and Lender in connection with the loan evidenced by the Note. In such event, the "loss" shall be deemed to include but not be limited to all sums owing from Borrower under the Note, and any other Loan Documents (as defined in the Loan Agreement); (2) failure to remit to Lender insurance proceeds, condemnation awards, or other sums or payments attributable to the Project (as defined in the Loan Agreement) in accordance with the provisions of the Deed of Trust (as defined in the Loan Agreement), except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership, or similar judicial proceeding, to direct disbursement of such sums or payments; (3) failure to apply to principal and interest under the Note, payment of utilities, taxes and assessments, ground rents, if any, on the Project or other operating expenses or obligations under the Loan Documents as they become due and payable, or otherwise remit to Lender all rents, profits, issues, products and income of the Project received during the existence of an Event of Default under the Note or the Loan Documents (including any received or collected by or on behalf of Borrower during the existence of an Event of Default, except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums); (4) removal of any personalty or fixtures constituting a portion of the Project; (5) failure to pay or provide a bond in accordance with the law to discharge any valid mechanics', materialman's or similar lien claimants' liens arising from work performed or materials furnished in connection with the Project prior to any sale or foreclosure thereof; (6) Borrower's failure to deliver to Lender during the existence of an Event of Default under the Loan Documents and upon demand by Lender, all security deposits received in connection with the Property (and not returned to tenants or applied to tenants' defaults); (7) any waste of or damage to the Project caused by the willful or wanton acts or omissions of Borrower or its agents; (8) any obligation of Borrower arising under the Environmental Hazards section of the Deed of Trust and/or the Amended and Restated Certificate and Indemnification Regarding Hazardous Substances of even date herewith executed by Borrower and Guarantor in which event, the "loss" shall include all monetary obligations of Borrower thereunder; or (9) Borrower's failure to pay transfer fees and charges due under the Deed of Trust, in which event the "loss" shall equal such unpaid fees and charges.

    21. The following shall be the basis for the finder of fact's determination of the fair market value of the Property (defined in the Loan Agreement) as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time);

               (i) The Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale o the Property after foreclosure;

               (ii) The valuation shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Property for cash promptly (but no later than twelve months) following the foreclosure sale;

              (iii) All reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorney's fees, and marketing costs;

              (iv) The gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (d)(iii) above, and other maintenance expenses; and

               (v) Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

    22. ARBITRATION To the maximum extent not prohibited by law, any controversy, dispute or claim arising out of, in connection with, or relating to the Loan Documents or any transaction provided for therein, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan Documents (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties hereto acknowledge and agree applies to the transaction involved herein, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). If Title 9 of the United States Code is inapplicable to any such claim, dispute or controversy for any reason, such arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with the Commercial Arbitration Rules of the AAA. In any such arbitration proceeding:
(i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in Houston, Texas, by a single arbitrator, if the amount in controversy is $1,000,000.00 or less, or by a panel of three arbitrators if the amount in controversy is over $1,000,000.00. All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration
Rules and each arbitrator shall be either an active attorney or retired judge with an AAA acknowledged expertise in the subject matter of the controversy, dispute or claim. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

    If Guarantor or Lender files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section of that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

    Notwithstanding any of the foregoing, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to (i) assess punitive damages, (ii) dissolve, rescind or reform (except that the arbitrator may construe ambiguous terms) this Agreement, (iii) enter judgment on the debt evidenced by the above-described Note, (iv) exercise equitable powers or issue or enter any equitable remedies or (v) allow discovery of attorney/client privileged information; the parties hereby further waive, each to the other, any claims for punitive damages and agree that neither an arbitrator nor any court shall have the power to assess such damages. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement.

    No provision of, or the exercise of any rights under, this Section shall limit or impair the right of Lender before, during or after any arbitration proceeding to: (i) exercise self-help remedies such as setoff or repossession; (ii) foreclose (judicially or otherwise) any lien on or security interest in the Property described in the Loan Agreement; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or of collateral securing any indebtedness, obligation or guaranty referenced in the Loan Agreement. Such emergency relief may be in the nature of, but is not limited to: prejudgment attachments, garnishments, sequestrations, appointments of receivers, or other emergency injunctive relief to preserve the status quo.

    EXECUTED on the date shown below to be effective on the 12th day of November, 1996.



                                  GUARANTOR:

                                  APARTMENT INVESTMENT AND MANAGEMENT
                                  COMPANY, a Maryland corporation

                                  By:  /s/ H. Alcock
                                       -----------------------------------
                                  Name:  Harry Alcock
                                         ---------------------------------
                                  Title:  Vice President
                                          --------------------------------
                                  Date:   11/12/96
                                         ---------------------------------


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


THE STATE OF COLORADO

COUNTY OF DENVER

     This instrument was acknowledged before me on 12 November, 1996 by Harry Alcock, VP of Apartment Investment and management Company, a Maryland Corporation, on behalf of said corporation.

                                   /s/ Alix Kyle
                                   ---------------------------------
                                  Notary Public in and for
          [SEAL]                  The State of Colorado
My Commission Expires 1/12/2000


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